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     On the afternoon of August 18, 2005, Aspect Communications Corporation (the “Company”) released the following press release regarding the status of the purposed merger with Concerto Software.
FOR RELEASE ON THURSDAY, AUG. 18, 2005, AT 2:45 P.M. PDT

For more information, please contact:
Aleassa Schambers	Jennifer Stroud
Concerto Software	Aspect Communications
Tel: (630) 227-7969	Tel: (615) 473-8617
aleassa.schambers@concerto.com	jennifer.stroud@aspect.com
Concerto Software and Aspect Communications
Announce Combined Company to be Named Aspect Software
Companies Progress Toward Completing Merger
Westford, Mass. / San Jose, Calif. , Aug. 18, 2005 — Concerto Software® and Aspect Communications today announced that upon closing of their intended merger as announced on 5 July 2005, the combined company will be named Aspect Software. With this merger, Aspect — known for its quality products, stability, and innovation allowing customer service organizations to maximize their contact center operations — is joining forces with Concerto, the long-time leader in enabling collections, customer service, and sales contact center processes and recognized for its flexibility and collaborative approach. Given the broad market awareness of the Aspect brand, the name Aspect Software was selected to lead the new company’s growth in markets around the world.
In addition, the companies have passed several milestones along the path to approval of the transaction. As announced this week, the most recent milestone reached was the termination of the Hart-Scott-Rodino (HSR) antitrust merger review waiting period. The HSR Act prohibits the closing of certain mergers and acquisitions prior to the expiration or termination of any applicable waiting periods. Aspect is finalizing its proxy statement for distribution to shareholders, and the companies anticipate the deal will close in September.
“We are pleased with the progress we are making toward becoming one company and are excited about the opportunities that lie ahead for the soon-to-be Aspect Software,” said Jim Foy, President and CEO of Concerto Software. “We are assembling an outstanding team and believe the new company will be regarded as proven, focused, and well-poised to both support current customers and meet the industry’s growing need for reduced complexity and increased contact center capabilities.”
The executive team of the new company, led by Foy, is expected to include individuals from both companies’ management teams. Specifically, Gary Barnett, current CEO of Aspect, will be named Chief Technology Officer and Executive Vice President of Worldwide Support Services. Barnett is one of the founding engineers at Aspect and was instrumental in the development of the company’s first automatic call distributor (ACD). He is a long-time customer advocate, dedicated to ensuring that technology supports each of Aspect’s customer’s contact center strategies and operational goals.
“Concerto and Aspect coming together truly supports our shared vision of applying technology to help companies transform the way they interact with their customers,” said Barnett. “As Aspect Software, we will have great insight into how the contact center has evolved over time, what organizations need today to be competitive, and how to build optimal systems for shaping the future of customer-company interactions.”
For more information on the Concerto/Aspect merger and how these two companies are forming the world’s largest company solely focused on contact center products and services, visit www.concerto.com/mergerinfo and www.aspect.com/leadership.

About Concerto Software
Concerto Software, the founder of the contact center industry, is 100 percent focused on providing proven, innovative products and services that enable key business processes including customer service, collections, and sales and telemarketing for in-house and outsourced contact centers. Each day, companies around the globe conduct more than

50 million customer interactions using Concerto’s flexible, reliable solutions for automatic call distribution (ACD), predictive dialing, workforce management, analytics, IVR, and multi-channel contact. Headquartered in Westford, Mass., Concerto has operations across the Americas, Europe, and Asia Pacific. For more information, visit www.concerto.com.
About Aspect Communications
Aspect Communications Corporation is a leading provider of contact center solutions and services that enable businesses to manage and optimize customer communications. Aspect’s global customer base includes more than two-thirds of the Fortune 50 and leading corporations in a range of industries, including transportation, financial services, insurance, telecommunications, retail and outsourcing, as well as large government agencies. The company’s leadership is based on two decades of expertise. Aspect is headquartered in San Jose, Calif., with offices in countries around the world.
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Note: Concerto Software is a registered trademark of Concerto Software, Inc.; Aspect, the Aspect logo, and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other trademarks or tradenames are the property of their respective owners.
Certain statements contained in this press release, including but not limited to, statements regarding the consummation and benefits of the pending merger, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: failure to satisfy any of the conditions to complete the merger, including the obtaining of Aspect shareholder approval of the transaction and obtaining of regulatory approvals; and failure to complete the merger for any reason. The economic, political, and other uncertainties caused in the United States and throughout other regions of the world add to these challenges. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect’s Form 10-K for the year ended December 31, 2004, and Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Additional Information:
Aspect has filed a proxy statement and other documents regarding the proposed transaction described in this document with the Securities and Exchange Commission. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ASPECT AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to shareholders of Aspect seeking their approval of the transaction. Investors and shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Aspect with the SEC at the SEC’s Web site at http://www.sec.gov. In addition to the proxy statement, Aspect files annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the proxy statement and any other documents filed by Aspect free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and directly from Aspect by directing a request to Aspect Investor Relations at 408-325-2200.
Aspect’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Aspect shareholders in connection with the proposed transaction. Information about Aspect’s directors and officers can be found in Aspect’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction.